UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

GenVec, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	000-24469 (Commission File Number)	23-2705690 (I.R.S. Employer Identification No.)

910 Clopper Road Suite 220N Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (240) 632-0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01	Other Events.

On July 25, 2016, GenVec, Inc. (“GenVec”) issued a press release announcing that it was notified by its collaborator, Novartis, that that the Food and Drug Administration has lifted the clinical hold on the Phase 1/2 clinical trial of CGF166 in patients with severe to profound hearing loss.  A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including with respect to GenVec’s hearing loss and balance disorders program, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements contained in this report include, among others, statements regarding the future of the clinical study for CGF166, including the expectations with respect to timing for patient enrollment and trial completion. GenVec cautions that the forward-looking statements contained in this report are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in, or implied by, the forward-looking statements or historical experience include risks and uncertainties, such as the failure of Novartis to advance GenVec’s hearing loss and balance disorders program, the challenges in clinical development, and the difficulties in business development activities. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov, including the risk factors discussed in Item 1A of Part I of GenVec’s Form 10-K for the year ended December 31, 2015 and subsequent Forms 10-Q filed with the SEC. These forward-looking statements speak only as of the date of this report, and GenVec assumes no duty to update forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	GenVec, Inc. press release dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President, Chief Executive Officer and Corporate Secretary

Dated: July 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	GenVec, Inc. press release dated July 25, 2016